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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                               ABN AMRO BANK N.V.
             (Exact Name of Registrant as Specified in Its Charter)

             The Netherlands                           NOT APPLICABLE
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)

                              Gustav Mahlerlaan 10
                               1082 PP Amsterdam
                                The Netherlands
               (Address of Principal Executive Offices, Zip Code)

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
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If this form relates to the registration     If this form relates to the registration
of a class of securities pursuant to         of a class of securities pursuant to
Section 12(b) of the Exchange Act and is     Section 12(g) of the Exchange Act and
effective pursuant to General Instruction    is effective pursuant to General
A.(c), please check the following box.       Instruction A.(d), please check the
[X}                                          following box. [ ]

Securities Act registration statement file number to which this form relates: 333-49198
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                                                                              (If applicable)
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Securities to be registered pursuant to Section 12(b) of the Act:
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                    Title of Each Class                        Name of Each Exchange on Which
                    to be so Registered                        Each Class is to be Registered
                    -------------------                        ------------------------------
   Medium-Term Notes, Series A (Senior Fixed Rate Notes)          American Stock Exchange
          10.00% Reverse Exchangeable Securities
                 due April 24, 2003 linked
        to common stock of General Electric Company

Securities to be registered pursuant to Section 12(g) of the Act: None

                                (Title of Class)

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Item 1:   Description of Registrant's Securities to be Registered

     The title of the class of securities to be registered hereunder is:
Medium-Term Notes, Series A (Senior Fixed Rate Notes), 10.00% Reverse Exchangeable Securities due April 24, 2003 linked to common stock of General Electric Company (the "Securities"). A description of the Securities is set forth under the heading "Description of Debt Securities" in the prospectus included in the Registrant's registration statement on Form F-3 (Registration No. 333-49198) filed with the Securities and Exchange Commission on November 2, 2000 (the "Registration Statement on Form F-3"), as supplemented by the information under the heading "Description of Notes" in the prospectus supplement dated November 27, 2000 and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), which description is incorporated herein by reference, and as further supplemented by the description under the heading "Description of Securities" in the Pricing Supplement dated April 19, 2002, filed pursuant to Rule 424(b) under the Act, which contains the final terms and provisions of the Securities and is hereby deemed to be incorporated by reference into this registration statement and to be a part hereof.

Item 2: Exhibits

     The following exhibits are filed herewith:

     4.1 Proposed form of Global Note evidencing the Securities.









                                       2
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                                  SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                                ABN AMRO Bank N.V.


                                                By: /s/ Laura Schisgall
                                                    ----------------------------
                                                    Name:  Laura Schisgall
                                                    Title: Attorney-in-fact


Date: April 23, 2002



                                                ABN AMRO Bank N.V.


                                                By: /s/ Mark Egert
                                                    ----------------------------
                                                    Name:  Mark Egert
                                                    Title: Attorney-in-fact


Date: April 23, 2002




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                               INDEX TO EXHIBITS


Exhibit No.                                                            Page No.
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4.1      Proposed form of Global Note evidencing Securities.              A-1